                                                                   EXHIBIT 10.17

                                Lease Term Sheet

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 No.    Information Needed                              Applicable Information
-----   ------------------                              ----------------------
[1]     Date of Lease                                   July 29, 1999

[2]     Name of Tenant and type of organization         A Virginia Corporation
        (e.g., XYZ Corporation, a Virginia
        corporation)

[3]     Suite Number                                    200

[4]     Floor on which Lease Premises located           2nd

[5]     Number of rentable square feet                  1,860

[6]     Lease commencement date                         November 1, 1999

[7]     Lease Year at the end of which                  October 31, 2004
        Lease terminates

[8]     Monthly rent during first Lease Year            $4,330.70

[9]     Annual rent escalation                          Three percent

[10]    Amount of security deposit                      $4,330.70

[11]    Notice address for Tenant                       Allos Therapeutics, Inc.
                                                        7000 North Broadway
                                                        Suite 400
                                                        Denver, CO 80221

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                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease"), dated July 28, 1999 between VIRGINIA BIOTECHNOLOGY RESEARCH PARK AUTHORITY, a political subdivision of the Commonwealth of Virginia (the "Landlord"), and ALLOS THERAPEUTICS, INC, a Delaware Corporation (the "Tenant"), recites and provides:

RECITALS:

     The Landlord owns a real estate project located in the City of Richmond, Virginia, known as the Virginia Biotechnology Research Park (the "Project").

     By lease dated as of August 18, 1994 (as amended, the "Master Lease"), the Landlord leased to Virginia Commonwealth University ("VCU") the Biotech one building (the "Building") a portion of phase one of the Project.

     The Landlord desires to lease a portion of the Building to the Tenant in accordance with the terms of this Lease. VCU joins in this Lease solely to release (but only during the term of this Lease) all of its right, title and interest under the Master Lease in and to the premises hereby leased to the Tenant, during the term of this Lease to the Tenant.

     NOW, therefore, for and in consideration of the terms, conditions, covenants, promises and agreements herein made, the Landlord hereby leases and demises unto Tenant the following described real property (the "Leased Premises"), located on the 2nd floor of the Building, consisting of approximately 1,860 rentable square feet as shown outlined in red on the floor plan attached hereto as Exhibit A, together with a right to use in common with other tenants of the Project the common areas and common facilities as may be designated from time to time by the Landlord. This Lease shall be subject to all of the terms and conditions of the Master Lease.

     1. Term. The term of this Lease (the "Term") and the Tenant's obligation to pay rent hereunder shall commence on the later of November 1,1999 or on the date when the improvements required to be constructed by the Landlord under Section 3 have been substantially completed (the "Commencement Date"), unless the Tenant takes possession of the Leased Premises on an earlier date, in which event such earlier date shall be the Commencement Date. This Lease shall terminate on the last day of the 5th consecutive full Lease Year. The Lease may be renewed for two more five-year periods. The term "Lease Year" as used herein shall mean a period of 12 consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if it is the first day of a calendar month. If the Commencement Date is




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not the first day of a calendar month, the first Lease Year shall begin on the first day of the calendar month immediately following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary of the first day of the first Lease Year.

     2. Rent. (a) Tenant covenants to pay Landlord the sum of $51,968 as base rent during the first Lease Year in monthly installments of $4,330.70, due and payable in advance on the first day of each month (the "Monthly Rent"), without notice or demand and without setoff. If the Monthly Rent is not received in the Authority's office within five (5) days after the first day of each rental month, the Authority has the right to apply a service charge of 1.5% of the monthly rental amount. If the Commencement Date is not the first day of a calendar month, the Tenant shall pay on the first day of the first calendar month following the Commencement Date a proportionate amount of the Monthly Rent for the period of time from the Commencement Date to the date on which such first payment of Monthly Rent is due. Rent shall be paid to the Landlord at 800 East Leigh Street, Richmond, Virginia 23219, or to such other party and such other place as Landlord may from time to time designate in writing as provided herein.

          (b) The Monthly Rent shall be increased annually on each anniversary of the first day of the first Lease Year by an amount equal to three percent (3%) of the Monthly Rent payable during the preceding Lease Year.

          (c) All costs in addition to the Monthly Rent required to be paid by the Tenant in accordance with the terms of this Lease shall be deemed to be additional rent (the "Additional Rent"). Additional Rent shall be due and payable with the next installment of Monthly Rent unless some other due date is expressly provided under this Lease.

     3. Tenant Improvements. The Landlord agrees to provide improvements as shown or described on architectural plans and specifications prepared by Baskervill & Son dated July 28, 1999 approved by the Landlord and Tenant and incorporated herein (the "Tenant Improvements").

     4. Use of Premises. The Tenant shall use the Leased Premises solely for biomedical and biotechnology research and related uses approved in writing by the Landlord and VCU.

     5.   Security Deposit.

          (a) Upon execution of this Lease, the Tenant shall deposit with the Landlord a cash deposit (the "Security Deposit") in the amount of $4,330.70 (one month's rent). The Security

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Deposit shall be held by the Landlord, without interest due to the Tenant, for the term of this Lease, and until all of the Tenant's monetary obligations under this Lease have been paid in full and Tenant has performed all of its obligations under this Lease.

          (b) If, at any time during the term of this Lease, any Monthly Rent, Additional Rent or other cost is not paid by Tenant when due, or if the Tenant fails to perform any of its obligations under this Lease, the Landlord may, at its option, apply all or any part of the Security Deposit to (1) the payment of any such Monthly Rent, Additional Rent or other cost, and/or (2) reimburse the Landlord for any loss or damage sustained as a result of the Tenant's failure to perform its obligations, and/or (3) reimburse the Landlord for the expenses incurred in performing obligations which were the responsibility of the Tenant.

          (c) If the Security Deposit, or any part thereof, is applied by the Landlord as provided in Section 5(b), upon written demand by the Landlord, the Tenant shall pay to the Landlord forthwith an amount equal to the amount necessary to restore the Security Deposit to the original amount set forth in
Section 5(a). At the termination of this Lease, if all the Tenant's monetary obligations have been paid in full and Tenant has performed all of its obligations under this Lease, the Landlord shall return to the Tenant the Security Deposit or any lesser amount remaining after application of all or any portion of the Security Deposit as provided in Section 5(b). The Landlord shall have the right to transfer the Security Deposit to VCU or to any purchaser or mortgagee of the Project, and upon any such transfer the Landlord shall be discharged from any further liability with respect thereto.

     6. Common Areas and Common Facilities. All common areas and common facilities furnished by the Landlord in or about the Project for the general use, in common, of tenants of the Project and their employees and invitees shall at all times be subject to the exclusive control and management of the Landlord. The Landlord, with the approval of VCU, shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such common areas and facilities. The Landlord shall have the right to remove common areas from common use with the approval of VCU; to construct, maintain and operate lighting facilities in or on all such common areas and facilities; to police such areas and facilities; from time to time to change the area and arrangement of the common facilities with the approval of VCU; to close temporarily all or any portion of such areas or facilities for maintenance purposes; and to do and perform such other acts in and to such areas and facilities as the Landlord, in its reasonable discretion, shall

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
deem advisable. The Tenant shall have the right to use, in common with other tenants of the Project, all such common areas and facilities of the Project. In the event of removal of the right to use a common area or diminution of a common area, the Landlord shall not be subject to any liability for damages caused to Tenant by such removal or diminution, nor shall the Tenant be entitled to any compensation or diminution or abatement of Monthly Rent or Additional Rent.

     7.   Services and Utilities.

          (a) The Landlord shall provide the Tenant the following services during the term hereof:

               (i) Hot and cold water and lavatory supplies. Hot and cold water shall be provided only at those points of supply provided for the general use of other tenants of the Project.

               (ii) Automatically operated elevator service.

               (iii) Cleaning and janitorial services after normal business hours Monday through Friday of each week, except holidays recognized by the Commonwealth of Virginia, which services shall not be performed between 9:00 a.m. and 5:00 p.m.

               (iv) Heating and air conditioning in season Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 9:00 a.m. to 2:00 p.m., except on the following holidays: Christmas, New Year's Day, Thanksgiving, July 4th, Memorial Day and Labor Day.

               (v) Maintenance and electric lighting service for all common areas in the Project.

               (vi) Electricity and proper electrical facilities to furnish sufficient electricity, comparable to services provided for typical business office operations, for equipment of the Tenant installed under this Lease. To the extent the Leased Premises is not then separately metered, then if any portion or all of the Tenant's equipment shall cause its demand for electricity to exceed an average of 5 watts per square foot of area in the Leased Premises, the Tenant shall pay for the cost of such excess electricity at the rate charged by the public utility for furnishing such excess, assuming continuous operation of the Tenant's equipment during normal business hours.

          (b) If any law, regulation or executive or administrative order requires the Landlord or Tenant to reduce or maintain at a certain level the consumption of electricity from the Leased Premises or the Project which affects the heating, air



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conditioning, lighting or hours of operation of the Leased Premises or the
Project, the Tenant shall adhere to and abide by such laws, regulations or executive or administrative order without any reduction in rent.

          (c) Failure by the Landlord to any extent to furnish the services listed above or any cessation thereof resulting from causes beyond the control of the Landlord shall not render the Landlord liable for damages to either person or property, nor be construed as an eviction of the Tenant, nor work an abatement of rent, nor relieve the Tenant from fulfillment of any of the terms and conditions of this Lease. If any equipment or machinery ceases to function properly, the Tenant shall have no claim for rent abatement or damages due to any interruptions in service occasioned thereby or resulting therefrom.

     8. Tenant's Equipment, Fixtures and Alterations. (a) The Tenant will not install in the Leased Premises any electrically operated equipment or other machinery, other than personal desktop computers (other than mainframe computers), electric typewriters or word processing equipment, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, a coffee-maker, a small refrigerator and clocks, without the prior written consent of the Landlord, which consent may be conditioned upon payment by the Tenant of Additional Rent as compensation for additional consumption of electricity or water, to the extent the Leased Premises is not then separately metered. The Tenant shall not install any equipment which will necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system in the Leased Premises without the prior written consent of the Landlord. If Tenant uses equipment that increases the heat levels in the Leased Premises above those customarily found in an office, Landlord shall have the option to install supplemental air conditioning equipment. All costs of such installation, operation, maintenance and replacement of equipment by Landlord shall be at Tenant's expense.

          (b) The Tenant shall not make or cause to be made any interior or exterior modifications or additions to the Leased Premises without the prior written consent of the Landlord. The Tenant shall present to the Landlord plans and specifications for such work at the time such consent is sought. If the plans and specifications are approved, the Tenant shall employ a contractor, selected by the Tenant and approved by the Landlord, to make the improvements. All improvements shall comply with the requirements of all federal, state and local governmental authorities. The Tenant shall be solely responsible for the prompt payment of all costs related to the improvements and, if any mechanics' or materialmen's lien is filed, the Tenant shall


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have such lien released by payment or bond within ten days after the Tenant receives notice thereof.

          (c) Upon the termination or expiration of the term of this Lease, the Tenant shall remove all trade fixtures and furnishings installed by the Tenant and not a part of the real estate or mechanical equipment and shall repair all damage to the Leased Premises caused by the installation or removal of any trade fixtures or other furnishings. All trade fixtures and furnishings which the Tenant has not removed prior to the termination or expiration of the term hereof shall, at the Landlord's option, become the property of the Landlord.

     9.   Tenant's Insurance; Compliance with Laws.

          (a) Tenant shall maintain at its sole cost and expense the following insurance with respect to the Leased Premises:

               (i) Contractual and commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Project, which insurance shall be written on an occurrence basis and shall provide protection with a combined single limit of Two Million ($2,000,000) Dollars (or in such increased limit to reflect declines in the purchasing power of the dollar as Landlord may, from time to time, reasonably request). Tenant shall hold the Landlord and VCU harmless from any liability for death or bodily injury to any person or damage to property owned by a third party occurring in the Leased Premises arising from any cause whatsoever.

               (ii) Insurance for the Tenant's furniture, furnishings, equipment, improvements and trade fixtures located in the Leased Premises under a standard fire and extended coverage insurance policy, in amounts to prevent Landlord, and Tenant from becoming co-insurers, and in any event, in amounts not less than the actual replacement cost of such property. The Landlord shall not be responsible for providing insurance of any kind on the Tenant's furniture and furnishings or its equipment, improvements or trade fixtures and the Tenant shall be solely liable to repair or replace the same in the event of damage or destruction to the Leased Premises.

               (iii) Such additional and/or other insurance in such amounts as is requested by Landlord and customarily carried by prudent tenants with respect to improvements similar in character, location and use.

          (b) Each policy of insurance required by this Section shall name the Landlord, VCU and any person or entity having an interest in the Project and designated by the Landlord or VCU as



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insured parties and shall provide that the insurer shall not cancel or change the terms of such insurance policy without first giving the Landlord, VCU and other insureds thirty (30) days' prior written notice thereof. The insurance policies shall be issued by an insurance company, licensed to do business in Virginia, and approved by the Landlord. Copies of the policies or the issuer's certificates of insurance shall be delivered to the Landlord, VCU and to all other insured parties on or before the Commencement Date and thereafter promptly upon request.

          (c) The Tenant shall not do or allow to be done in or about the Leased Premises anything which is prohibited under any policy of insurance carried by the Landlord or VCU. If Tenant's use or occupancy of the Leased Premises causes the premium for fire or other insurance carried by the Landlord or VCU to be higher than the premium otherwise payable for such insurance, the Tenant shall pay the difference as Additional Rent.

          (d) The Tenant shall at all times and at its expense, promptly comply with, or promptly cause to be complied with, all applicable laws, rules, regulations and other governmental requirements, now existing or hereafter enacted, to which the Tenant or the Leased Premises is subject.

     10.  Landlord's Access to Leased Premises.    The Landlord shall have the
right at all reasonable times to enter the Leased Premises to perform routine maintenance, repairs and alterations, to inspect the Leased Premises and to show such property to prospective tenants, mortgages or purchasers. If the Tenant is not present to open and permit entry to the Leased Premises at any time when for any reason entry there is necessary or permissible hereunder, the Landlord may use a master key to enter the Leased Premises. The Landlord may enter the Leased Premises at any time to make emergency repairs and may forcibly enter the Leased Premises in an emergency situation. Such entry shall not be deemed to constitute an eviction of the Tenant or to give the Tenant any right to abatement of rent for loss or interruption of the business of the Tenant. The Landlord shall have the right to place upon the Leased Premises "For Rent" signs at any time during the final Lease Year.

     11.  Surrender of Possession.      The Tenant shall, at the expiration or
termination of the term of this Lease, surrender possession of the Leased Premises peacefully and promptly in as good condition as at the commencement of its occupancy, ordinary wear and tear excepted. The Tenant shall surrender all keys used in connection with the Leased Premises.


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     12.  Tenant's Personal Property.

          (a) All property of the Tenant kept or stored in the Leased Premises shall be kept or stored at the sole risk of the Tenant, and the Tenant shall hold the Landlord and VCU harmless from any liability for loss of or damage to such property.

          (b) The Tenant agrees to notify the Landlord immediately of any fire or other casualty or known defect in the Leased Premises, the Building and in the fixtures or equipment located therein.

          (c) The Tenant shall be responsible for and shall pay when due all municipal, city or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in the Leased Premises by the Tenant.

     13. Rules and Regulations. The rules and regulations attached to this Lease as Exhibit C, as amended and supplemented from time to time as provided below, are hereby made a part of this Lease (the "Rules and Regulations"), and Tenant shall be subject to all provisions thereof. The Landlord, with the approval of VCU, reserves the right to make reasonable amendments and supplements to the Rules and Regulations. The Landlord shall give the Tenant at least ten (10) days written notice prior to the implementation of any amendments or supplements.

     The Tenant shall be liable for the payment of all costs and expenses, including reasonable attorneys' fees incurred by the Landlord in enforcing the Rules and Regulations and other provisions of this Lease.

     14. Indemnification. (a) The Tenant agrees to indemnify and hold the Landlord and VCU harmless from all claims, actions, damages, liability and expense in connection with loss of life or personal injury to persons and damage to property arising in or about the Leased Premises, or the occupancy or use of the Leased Premises, or any part thereof, by the Tenant, or occasioned wholly or in part by any act or failure to act by the Tenant, its agents, contractors, employees, or subtenants.

          (b) The Tenant waives all claims, demands or rights of indemnity against the Landlord or VCU due to loss of or damage to the Leased Premises or to any personal property located therein resulting from fire or other casualty regardless of the cause of the damage or destruction.

     15. Estoppel Certificate. Upon request by the Landlord, the Tenant shall deliver to the Landlord, or to any party designated by the Landlord, a written statement in recordable



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form certifying: the commencement and termination dates of this Lease; that this Lease is or is not in full force and effect; that the Tenant has or has not accepted the Leased Premises and is or is not in complete possession thereof; that this Lease has not been modified or amended, or if it has, stating the specific modifications or amendments thereto; that all improvements to the Leased Premises to be made by the Landlord have been fully completed in accordance with the applicable plans and specifications or stating specifically any failure to complete such improvements; that, as of the date of certification, the Tenant has not paid Monthly Rent more than 30 days in advance (or stating the amount of rent paid more than 30 days in advance);
that no proceedings are pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect this Lease or the Tenant's ability to perform its obligations hereunder or, if any such proceedings are pending or threatened, specifying and describing such proceedings; and that there are no defaults under this Lease, nor defenses or offsets, or stating the specific defaults, defenses or offsets claimed by the Tenant. Such statement shall include any other certification reasonably requested.

                   16. Attornment. In the event of the exercise of any power of sale under the provisions of any mortgage or deed of trust now or hereafter encumbering the Project, or a transfer of the Project in lieu thereof, the Tenant agrees that, if requested by the purchaser at such foreclosure sale or by the transferee, it shall attorn to the purchaser or transferee and it shall recognize such purchaser or transferee as the Landlord under the terms of this Lease and shall continue this Lease in full force and effect regardless of whether such mortgage or deed of trust was superior or subordinate to this Lease.

         17. Subordination. This Lease is subject and subordinate to the lien and the provisions of any and all mortgages, deeds of trust and other security instruments which may now or hereafter encumber or otherwise affect the Project, and to all renewals, replacements, extensions and modifications thereof. The foregoing subordination shall be self-operative and effected by execution of this Lease. Upon request by the Landlord, the Tenant agrees to confirm the subordination of its rights hereunder to any mortgage or deed of trust or any other security instrument resulting from any method of financing now or hereafter affecting the Project and to all advances made or hereafter to be made thereunder. Notwithstanding the foregoing, the beneficiary of any deed of trust on the Project may, at its option, subordinate at any time its deed of trust to this Lease by executing and recording a unilateral declaration to such effect.









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     18.  Assignment and Subletting.

          (a) The Tenant shall not mortgage or assign this Lease, in whole or in part, nor sublet all or any part of the Leased Premises without the prior written consent of the Landlord and VCU, which consent may be withheld, delayed or conditioned in the sole and absolute discretion of Landlord and VCU. This prohibition on assignment and subletting shall include a prohibition against any assignment or subletting by operation of law. Any consent given by the Landlord and VCU to any mortgage, assignment or subletting by the Tenant shall not constitute a waiver of the requirement for such consent to any subsequent mortgage, assignment or subletting, nor shall the Tenant be released from performing any of the terms, covenants and conditions of this Lease. If this Lease is assigned or the Leased Premises sublet, the Landlord may collect Monthly Rent and Additional Rent and other costs from the assignee or sublessee and apply the amount collected to Tenant's obligation for Monthly Rent, Additional Rent and other costs due in accordance with the provisions of this Lease.

     19. Damage or Destruction. (a) If the Leased Premises are damaged by fire or other casualty, but no portion thereof is thereby rendered untenantable for the purpose or use for which Tenant has leased the Leased Premises in Landlord's reasonable opinion, upon being so notified by Tenant by certified or registered mail, return receipt requested, the Landlord shall [except as provided in paragraph (ii) of Section 10(a)], at its expense, cause such damage to be repaired and the rent shall not be abated. If by reason of fire or other casualty, the Leased Premises are rendered untenantable in part for the purpose or use for which Tenant has leased the Leased Premises in Landlord's reasonable opinion, the Landlord shall [except as provided in paragraph (ii) of Section 10(a)], at its expense, subject to availability of insurance proceeds, cause such damage to be repaired, and the Monthly Rent shall be adjusted on a pro-rata basis for the period of such repair and restoration for that portion of the Leased Premises rendered untenantable. If the leased Premises are damaged by fire or other casualty so as to render same untenantable for the purpose or use for which Tenant has leased same in Landlord's reasonable opinion, the Landlord shall [except as provided in paragraph (ii) of Section 10(a)], at its expense, subject to availability of insurance proceeds, cause such damage to be repaired, and the Monthly Rent shall be abated in full for the period of such repair and restoration, provided, however, that if, within 60 days after the fire or other casualty, the Landlord gives the Tenant written notice that it has elected not to cause the Leased Premises to be repaired and restored, then this Lease shall terminate as of the date of the fire or other casualty.



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          (b)  If the Project is damaged by fire or other casualty with the result that its general use is impaired, then, notwithstanding that the Leased Premises may be undamaged, the Landlord shall have the right for ninety (90) days following the date of the fire or other casualty, to terminate this Lease by giving the Tenant 30 days' prior written notice of the termination.

     20.  Eminent Domain.   If all or part of the Leased Premises is taken or
condemned by any authority or in the event of any purchase in lieu of any such taking or condemnation, this Lease shall terminate as of the date on which the Tenant is deprived of possession of the Leased Premises. Any award for the land and buildings of which the Leased Premises are a part and for damages to the residue, or any negotiated payment by private sale in lieu thereof, shall be the property of the Landlord, and the Tenant hereby assigns to the Landlord all its right, title and interest in and to any such award or payment. The Tenant shall bear the cost of removing its property from the Leased Premises.

     21. Environmental Hazards. Tenant will not on, about or under the Leased Premises, handle, store, make, treat or dispose of any "Hazardous Materials" (defined below), except in accordance with all applicable federal, state and municipal laws and regulations (collectively, the "Environmental Laws") governing Hazardous Materials. "Hazardous Materials" as used herein shall include, without limitation, "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42
U.S.C. Section 9601 et seq. ("CERCLA"); all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under CERCLA; hazardous waste as defined under the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. Section 125, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C.
Section 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, et seq.; any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

          During the term of this Lease, to the extent at any


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time required by the Environmental Laws, Tenant shall remove any Hazardous
Materials placed, generated or stored by it on or about the Leased Premises, and Tenant shall defend, indemnify and hold the Landlord and VCU, their officers, directors, shareholders, partners and employees harmless from and against any and all causes of action, suits, demand or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including, but not limited to, attorneys' fees and costs of litigation, arising out of or in any manner connected with the violation of any applicable federal, state or local environmental law with respect to the Leased Premises; the handling, storage, "release" or "threatened release" of or failure to remove, as required by this Section, Hazardous Materials from the Leased Premises.

         Tenant represents and warrants that it will not install any underground storage tank without specific, prior written approval from the Landlord and VCU. Tenant will not store combustible or flammable materials on the Leased Premises in violation of the Environmental Laws.

     22. Default; Remedies upon Default.

         (a) Events of Default: Any one or more of the following events shall constitute a default (a "Default") under this Lease:

             (i) Failure by the Tenant to pay any Monthly Rent, Additional Rent or other amount due under this Lease within five days after the date when due.

             (ii) Failure by the Tenant to observe or perform any covenant, condition or agreement on its part to be observed or performed hereunder or under the Rules and Regulations, other than as referred to in clause (i) above, which failure shall continue for a period of thirty (30) days after written notice of such failure is given by the Landlord to the Tenant.

             (iii) The commencement by Tenant, or the commencement against Tenant, of a case under federal bankruptcy law, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, moratorium or similar law.

         (b) Remedies upon Default.

             (i) Whenever any Default shall have occurred, the Landlord may take any one or more of the following actions:

                    (a)  The Landlord may immediately re-



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
enter and take possession of all or any part of the Leased Premises without terminating this Lease, exclude the Tenant from possession of all or any part of the Leased Premises, and, for the account of the Tenant, keep in force and effect any assignments or subleases entered into with the consent of Landlord pursuant to Section 18 (or which Landlord decides to acknowledge even if not consented to) which then are outstanding and not in default and lease all or any part of the Leased Premises which is not then so subleased or assigned to one or more parties, at a rental rate and upon such terms and conditions as Landlord deems acceptable in its sole discretion, in each case holding the Tenant liable for the difference between the proceeds of the reletting (less costs of reletting including without limitation brokerage fees, architect's fees, attorneys' fees and costs of alterations and redecorating) and all Monthly Rent, Additional Rent and other amounts due from Tenant under this Lease.

                    (b) The Landlord may immediately terminate this Lease as to all or any part of the Leased Premises and exclude the Tenant from possession of all or any part of the Leased Premises.

                    (c) The Landlord may immediately terminate this Lease and declare all payments of Monthly Rent due from the date of termination through the date that would otherwise have been the normal expiration of this Lease to be immediately due and payable, discounted to present value as of the date of payment at an annual rate equal to six percent per year.

                    (d) The Landlord may exercise rights of self-help and/or take whatever action at law or in equity may appear necessary or desirable to collect the Monthly Rent, Additional Rent or other amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Tenant under this Lease. No termination of this Lease shall relieve Tenant from liability for payment of Monthly Rent, Additional Rent and other amounts accrued to the date of termination.

          (ii) No re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election by the Landlord to terminate this Lease unless (i) written notice of such termination is given by the Landlord to the Tenant, or (ii) this Lease is terminated by an order or a decree of a court of competent jurisdiction. Notwithstanding any re-entry and taking possession by the Landlord of all or any part of the Leased Premises without terminating this Lease, the Landlord may at any time thereafter elect to terminate this Lease for any previous Default by the Tenant. Upon and re-entry and taking possession of the Leased Premises by Landlord, or upon any termination of this Lease, any property of the Tenant may be removed by Landlord, without liability for loss of or damage to said property, and stored elsewhere at the risk of and at the expense of Tenant.

          (iii) Upon a Default, the Tenant shall on demand pay Landlord as Additional Rent all reasonable attorneys' fees, court costs and other reasonable expenses incurred by Landlord in the collection of Monthly Rent, Additional Rent and other amounts due under this lease and/or the enforcement of any other obligations of Tenant. Upon a Default, the Tenant shall on demand pay Landlord as Additional Rent all reasonable expenses incurred by the Landlord in attempting to cure the Default by the exercise of self-help.

          (iv) No delay or omission by the Landlord in exercising any right accruing upon a Default shall be construed to be a waiver of any such right, but any such right may be exercised from time to time as often as deemed expedient.

     23. Force Majeure.

     If by reason of acts of God, strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or the Commonwealth of Virginia, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; blizzards, or other storms; floods, washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Landlord, the Landlord is unable in whole or in part to carry out its agreements contained in this Lease, the Landlord shall not be deemed in Default during the continuance of such inability.

     24. Successors. Subject to the provisions of this Lease prohibiting or restricting the right of the Tenant to encumber, sublease or assign its interests under this Lease and the provisions of the Section headed "Subordination", this Lease shall be binding upon and inure to the benefit of the Landlord, VCU and the Tenant and their respective successors and assigns.

     25. Non-Waiver. The failure of the Landlord, to enforce strict compliance with any of the terms and conditions of this Lease shall not constitute or be construed as a waiver or relinquishment of the right to enforce strict compliance thereafter with the terms and conditions of this Lease. The payment of rent by the Tenant or the acceptance of rent by the Landlord, with knowledge of the breach of any term or condition of this Lease, shall not be deemed a waiver of such breach.

     26. Notices. All notices required or permitted by this Lease shall be in writing and delivered or sent by registered or certified mail and addressed as follows:

     If To the Landlord:

     Virginia Biotechnology Research Park Authority
     800 East Leigh Street
     Richmond, Virginia 23219
     Attn: Executive Vice President

     If to the Tenant:

     Dr. Stephen J. Hoffman
     President & Chief Executive Officer
     Allos Therapeutics, Inc.
     7000 North Broadway
     Suite 400
     Denver, CO 80221

Either party may, at any time, designate in writing a substitute address for the address set forth above, and thereafter notices shall be directed to such substitute address.

     27. Exculpation. In the event of a breach by the Landlord of any of its obligations under this Lease, any monetary judgment against the Landlord, shall be satisfied solely from the equity of the Landlord in the Project.

     28. Titles. The titles and paragraph headings used herein are for purposes of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     29. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     30. Entire Agreement. This Lease constitutes the entire full and complete understanding and agreement of the parties and all representations, conditions, statements, warranties, covenants, promises or agreements previously made or given by either party to the other are expressly merged into this written Lease and shall be null, void and without legal effect; provided, however, that this Lease does not modify or amend the provisions of the Master Lease. Except for amendments and supplements to the Rules and Regulations as expressly permitted under the terms of this Lease, this Lease shall not be altered, amended or modified except by written agreement of the parties hereto with the same formality as this Lease.

     31. EDA Grant Requirements. In the event the Leased Premises are located in whole or in part on the second floor of the Project, then the following provisions shall apply:

          (i) Use. The Tenant (i) acknowledges Leased Premises may be improved, in part, with funding from the United States Economic Development
Administration (the "EDA"), Award Number 01-01-03469 (the "EDA Grant"), and
(ii) agrees to use the Leased Premises in a manner consistent with the authorized general and special purpose of the EDA Grant, if obtained, which is biomedical or biotechnology related businesses.

          (ii) Nonrelocation. The Tenant agrees to comply with EDA's Nonrelocation Regulation as set forth in 13 CFR 309.3, which is incorporated herein by this reference. Under this restriction, EDA financial assistance may not be used directly or indirectly to assist employers who transfer one or more jobs from one commuting area to another. A commuting area is that locality of the project receiving EDA financial assistance. Upon request by the Landlord, the Tenant shall execute the EDA form Employer's Certificate of Nonrelocation.

          (iii) Nondiscrimination. The Tenant agrees to provide service without discrimination to all persons without regard to their age, race, color, religion, sex, handicap or national origin. Upon request by the Landlord, Tenant shall execute the EDA form Assurance of Compliance with Civil Rights and Other Legal Requirements for Other Parties.

          WITNESS the following signatures:

                          [SIGNATURE PAGES TO FOLLOW.]

                                 SIGNATURE PAGE

                                LEASE AGREEMENT




                             VIRGINIA BIOTECHNOLOGY RESEARCH
                             PARK AUTHORITY, a political
                             subdivision of the Commonwealth of
                             Virginia

                             By: /s/ ROBERT T. SKUNDA       (SEAL)
                                ----------------------------
                             Name: Robert T. Skunda
                             Title: President and CEO

                                 SIGNATURE PAGE

                                LEASE AGREEMENT



                                        ALLOS THERAPEUTICS, INC.
                                        A Virginia Corporation

                                        By: /s/ STEPHEN J. HOFFMAN    (SEAL)
                                           ---------------------------
                                        Name: Dr. Stephen J. Hoffman
                                        Title: President and CEO

                                 SIGNATURE PAGE

                                LEASE AGREEMENT

The undersigned joins in the execution of this Lease for the sole purpose of releasing (but only during the term of this Lease) all of its right, title and interest under the Master Lease in and to the premises hereby leased to the Tenant.



                                           COMMONWEALTH OF VIRGINIA, VIRGINIA
                                           COMMONWEALTH UNIVERSITY


                                           By: /s/ EUGENE P. TRANI        (SEAL)
                                              ----------------------------
                                           Name:  Eugene P. Trani
                                           Title: Chair, Virginia
                                                  Biotechnology
                                                  Research Park Authority

                                LIST OF EXHIBITS


Exhibit A - Floor Plan

Exhibit B - Tenant Improvements

Exhibit C - Rules and Regulations

Exhibit D - In Premises Support/Shared Access/Shared Use of Common Facilities
            and Equipment in the Virginia Biotechnology Center

                                  [FLOOR PLAN]








                                  EXHIBIT "A"






NOTE:

ALL BIOTECH ONE CALCULATIONS ARE TO BE CONSIDERED USABLE SQUARE FEET




BIOTECH ONE - SECOND FLOOR
--------------------------------------------------------------------------------

BASKERVILL & SON

                                   EXHIBIT B

                              TENANT IMPROVEMENTS



Architectural Plans developed by Baskervill & Son dated July 28, 1999.

                                   EXHIBIT C

                             RULES AND REGULATIONS

     The following rules and regulations shall be a part of the foregoing Lease and shall be observed by the Tenant:

     1. The sidewalks, entrances, elevators, stairways, corridors and other common areas in and about the Project shall not be obstructed or encumbered by the Tenant or used for any purpose other than ingress and egress to and from the Leased Premises. The Tenant shall not interfere with the use and enjoyment by other tenants of the common areas of Biotech One.

     2. The Tenant shall not place or maintain any sign, awning, canopy, advertising matter or other thing on any exterior part of the Leased Premises, on the doors or on the windows in the Leased Premises, or in any other location in Biotech One without the prior written consent of the Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises without the prior written consent of the Landlord.

     3. The Tenant, at its expense, shall make any repairs to the Leased Premises made necessary as a result of any failure of the Tenant to perform its obligations hereunder or by the negligence or willful misconduct of the Tenant, its agents,


                                       23